UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2024

T-REX Acquisition Corp.
(Exact name of Registrant as specified in its charter)

Nevada	333-266766	26-1754034
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 N. Nob Hill Road Suite 402 Plantation, FL	33324
(Address of principal executive offices)	(Zip Code)

(954) 960-7100

Registrant’s telephone number, including area code

__________________________________________

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Ace (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act of (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRICIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors or Principal Officers of T-REX Acquisition Corp., a Nevada Corporation, (the “Company”), has appointed Matthew Cohen as a member of the Board of Directors effective July 1, 2024.

Biography

Matthew Cohen co-founded Stem Holdings, Inc. in 2016 and has been an independent consultant to Stem Holdings, Inc. the last five years. Currently, Mr. Cohen serves as Chief Executive Officer and Chief Financial Officer. Mr. Cohen has over 38 years of experience serving in corporate leadership roles, investing capital, structuring, and funding public/private partnerships, and providing strategic advisory services to companies throughout the U.S., Europe, Asia and Latin America. Specifically, Mr. Cohen has held the titles of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Recovery Officer, President, Vice President, and Secretary and has extensive experience in business combinations and valuations, mergers and acquisitions, reverse mergers, revenue recognition, equity-based compensation, initial public offerings, secondary offerings, debt offerings and REIT compliance. He is also knowledgeable in the requirements of the Sarbanes-Oxley Act of 2002, including internal controls and Section 404, as well as the significant issues facing SEC registrants. Mr. Cohen, as well as being an c-suite officer has also served on many publicly traded company boards as well as Chairman of Audit Committee’s for several companies across a variety of industries including diagnostic services, aerospace, benefits and services company, consumer retail, biotech and previously worked in the Investment Banking Division at Oppenheimer as an Analyst. Mr. Cohen has a B.B.A. degree in Accounting from New Paltz State University, New York earned in 1980 and in that same year, was the recipient of the school’s annual scholar athlete award is a member of the AICPA.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.
Not applicable

(b)	Pro forma Financial Information.
Not applicable

(c)	Shell Company Transaction.
Not applicable

(d)	Exhibits.
Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-REX ACQUISITION CORP.

Date: July 15, 2024	By:	/s/ Frank Horkey
Name: Frank Horkey
President

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